Exhibit 99.1

FIDELITY NATIONAL FINANCIAL, INC. ANNOUNCES SIGNING OF A MERGER AGREEMENT TO ACQUIRE FGL HOLDINGS FOR $12.50 PER SHARE IN COMBINATION OF CASH AND FNF COMMON STOCK

~ Transaction is expected to be more than 20% accretive to 2021 earnings per share ~

JACKSONVILLE, Fla., February 7, 2020 /PRNewswire/ -- Fidelity National Financial, Inc. (NYSE: FNF) (“FNF”) today announced that it has signed a merger agreement to acquire FGL Holdings (NYSE: FG) ("F&G") for $12.50 per share of common stock, representing an equity value of approximately $2.7 billion. Based on F&G’s adjusted earnings for the twelve months ended September 30, 2019, the transaction is expected to be more than 10% accretive (on a pro-forma basis) to FNF’s 2020 earnings per share and more than 20% accretive to FNF’s 2021 earnings per share.

FNF currently owns 7.9% of F&G’s outstanding ordinary shares and all of F&G’s Series B Preferred shares, and will acquire the remaining F&G Series A preferred shares, with a face value of approximately $321 million as of December 31, 2019. Under the terms of the merger agreement, holders of F&G’s ordinary shares (other than FNF and its subsidiaries) may elect to receive either (i) $12.50 per share in cash or (ii) 0.2558 of a share of FNF common stock for each ordinary share of F&G they own. This is subject to an election and proration mechanism such that the aggregate consideration paid to such holders of F&G’s ordinary shares will consist of approximately 60% cash and 40% FNF common stock. FNF will issue approximately 24 million common shares to F&G shareholders, which include FNF underwriters, representing approximately 7% of FNF’s pro forma diluted shares outstanding. Including the assumption of F&G’s $550 million of senior notes due 2025, FNF’s pro forma debt to total capital is expected to be approximately 26% at the close of the transaction. FNF’s current dividend and buyback policy will remain unaltered as a result of the proposed transaction.

“We are excited to announce our plans to acquire F&G Holdings and look forward to welcoming F&G employees and policyholders to the FNF family,” commented FNF Chairman William P. Foley, II. “Following the termination of the merger agreement with Stewart Information Services, the board and management diligently reviewed FNF’s capital allocation strategy and determined that expanding into the annuity market through the acquisition of F&G Holdings would offer compelling benefit to our shareholders.”

“Through our minority ownership position in F&G, we have come to know the business well and have developed great respect for Chris Blunt, F&G’s president and CEO,” said FNF CEO Raymond Quirk. “We believe FNF’s size, scale, and financial strength will offer significant advantages to Chris and the management team as they continue to lead F&G. We see incredible potential in working with the management team to invest in and grow F&G’s business on a national level.”

“We are pleased with the agreement reached with FNF and are proud of all F&G has accomplished.” commented Chris Blunt, President and CEO of F&G Holdings. “The transaction presents all of our stakeholders with immediate value while offering F&G a strong platform for continued growth. Upon completion, FNF will provide the ability to fuel our channels for distribution while offering additional cross selling opportunities.”

Strategic Rationale

The acquisition of F&G offers FNF entry to an industry with strong secular growth tailwinds that FNF expects will perform well in economic environments which are challenging for title insurance.

•	Diversification of cash and income streams away from title insurance, in a transaction that is immediately accretive to earnings and cash flow.
•	Predictable countercyclical F&G income that performs best in a rising long term rate environment.
•	Attractive retirement insurance business with strong growth tailwinds as demand for retirement insurance products are propelled by an aging demographic.
•	An opportunity to leverage FNF’s strong capital allocation skills in an adjacent, consolidating insurance industry to drive sustained free cash flow returns.
•	F&G’s management team and unique, deep relationship with Blackstone provides meaningful differentiation from competitors. In anticipation of the transaction, F&G is enhancing and extending its long-term investment management partnership with Blackstone, which will continue under FNF and includes Blackstone’s world-class, embedded investment support functions. Blackstone has helped F&G successfully reposition its portfolio to achieve higher investment performance while minimizing risk and upgrading its financial strength rating.

The closing of the transaction is subject to certain closing conditions, including the approval by F&G stockholders, federal and state regulatory approvals, and the satisfaction of other customary closing conditions. Closing is expected to be in the second or third quarter of 2020.

F&G is a leading provider of annuity and life insurance products, providing deferred annuities, including fixed indexed annuity contracts and fixed rate annuity contracts, immediate annuities and indexed universal life insurance.

BofA Securities and Trasimene Capital served as the advisors to the Special Committee of FNF, Weil, Gotshal & Manges LLP served as legal advisor to the FNF Special Committee, and Willkie Farr & Gallagher LLP served as the legal advisor to FNF.

Credit Suisse served as financial advisor to F&G and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to F&G. Houlihan Lokey served as financial advisor to the F&G Special Committee and Kirkland & Ellis LLP served as legal advisor to the F&G Special Committee.

Conference Call

FNF will host a call with investors and analysts to discuss the F&G Holdings acquisition on Friday, February 7, 2020, beginning at 12:00 p.m. Eastern Time. Those wishing to participate via the telephone may dial-in at 877-451-6152 (USA) or 201-389-0879 (International). A live webcast of the conference call and conference call replay will also be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on February 7, 2020, through February 21, 2020, by dialing 844-512-2921 (USA) or 412-317-6671 (International). The access code will be 13698990.

About Fidelity National Financial, Inc.

Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation's largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About FGL Holdings

FGL Holdings-the F&G family of insurance companies-is committed to helping Americans prepare for and live comfortably in their retirement. Through its subsidiaries, F&G is a leading provider of annuity and life insurance products. FGL Holdings, domiciled in the Cayman Islands, trades on the New York Stock Exchange under the ticker symbol FG. For more information, please visit www.fglife.bm.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; the risk that F&G stockholders may not adopt the merger agreement; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

Additional Information about the Proposed Transaction and Where to Find It:

This press release relates to a proposed transaction between FNF and F&G which may become the subject of a registration statement and relevant solicitation materials filed by FNF with the Securities and Exchange Commission (“SEC”). This press release is not a substitute for the registration statement and relevant solicitation materials that FNF may file with the SEC or any other documents which FNF may send to its or F&G’s shareholders in connection with the proposed transaction. Investors and security holders are urged to carefully and entirely read the registration statement and relevant solicitation materials and all other relevant documents, as well as any amendments or supplements to these documents, if and when they become available because they will contain important information about the proposed transaction and related matters. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov).

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FNF-G

SOURCE Fidelity National Financial, Inc.

Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com